Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated March 8, 2022, with respect to the financial statements of Neuronetics, Inc., incorporated herein by reference.

/s/ KPMG LLP

Philadelphia, Pennsylvania

August 5, 2022